                                    EXHIBIT 1

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Startech Environmental Corporation or any subsequent acquisitions or dispositions of equity securities of Startech Environmental Corporation by any of the undersigned.

Dated: April 6, 2006

                                        /s/ Arthur J. Steinberg
                                        ----------------------------------------
                                        ARTHUR J. STEINBERG, not individually
                                        but solely in his capacity as Receiver
                                        of Northshore Asset Management, LLC and
                                        related entities

                                        /s/ John P. Burke
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                                        CONNECTICUT BANKING COMMISSIONER JOHN P.
                                        BURKE, not individually but solely in
                                        his capacity as Receiver of Circle Trust
                                        Company